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                                                             EXHIBIT (8)(t)(iii)


                                SECOND AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                    THE UNITED STATES LIFE INSURANCE COMPANY
                            IN THE CITY OF NEW YORK,
                    AMERICAN GENERAL SECURITIES INCORPORATED,
                               VALIC COMPANY I AND
                   THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


THIS SECOND AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of December 1, 2003, amends the Participation Agreement dated as of July 1, 1999 (the "Agreement"), among THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the "Account"), AMERICAN GENERAL SECURITIES INCORPORATED ("AGSI"), VALIC COMPANY I (formerly known as American General Series Portfolio Company) (the "Fund"), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Adviser"), collectively, the "Parties." All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

WHEREAS, from time to time, the Company will offer new Variable Insurance Products which are not covered under the Agreement, but for which the Fund will act as an investment vehicle for the Company's Accounts; and

WHEREAS, from time to time, the Fund will make additional Portfolios available to the Accounts of the Company; and

WHEREAS, the parties now desire to amend the Agreement to reflect, among other things, (i) the new Variable Insurance Products for which the Fund will act as an investment vehicle for the Accounts, and (ii) the additional Portfolios of the Fund, which will act as investment vehicles for such Accounts;

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1. Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended.

2. Schedule A to the Agreement, a revised copy of which is attached hereto, is hereby amended.

3. The Parties acknowledge that from time to time the Company will introduce new Variable Insurance Products for which the Fund will act as an investment vehicle for certain of the Company's Accounts. In this regard, the Parties agree that the Company may, upon written

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     notice to the other Parties, add such new Variable Insurance Products and
     Separate Accounts of the Company to Schedule B of the Agreement, and thereby amend Schedule B of the Agreement.

4. The Parties acknowledge that from time to time that additional Portfolios of the Fund will be made available to act as investment vehicles for the Accounts. In this regard, the Parties agree that the Fund may, upon written notice to the other Parties, add such new Portfolios to Schedule A of the Agreement, and thereby amend Schedule A of the Agreement.

5. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.


IN WITNESS WHEREOF, the Parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

     THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, on behalf of itself and each of its Accounts named in Schedule B hereto, as amended from time to time.


          By:
               ------------------------------
               Name:
               Title:


     AMERICAN GENERAL SECURITIES INCORPORATED


          By:
               ------------------------------
               Name:
               Title:


     THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


          By:
               ------------------------------
               Name:
               Title:

     VALIC COMPANY I
     (formerly known as American General Series Portfolio Company)


          By:
               ------------------------------
               Name:
               Title:


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                                   SCHEDULE A
                                   ----------

                            (As of December 1, 2003)

                          PORTFOLIOS OF VALIC COMPANY I
                            AVAILABLE FOR PURCHASE BY
                    THE UNITED STATES LIFE INSURANCE COMPANY
                             IN THE CITY OF NEW YORK
                              UNDER THIS AGREEMENT


Fund Name                            Separate Account
---------------------------          -------------------------------------------

International Equities Fund          The United States Life Insurance Company in
Mid Cap Index Fund                   the City of New York
Money Market I Fund                  Separate Account USL VA-R
Nasdaq-100 Index Fund                Established: August 8, 1997
Science & Technology Fund
Small Cap Index Fund
Stock Index Fund

International Equities Fund          The United States Life Insurance Company in
Mid Cap Index Fund                   the City of New York
Money Market I Fund                  Separate Account USL VL-R
Nasdaq-100 Index Fund                Established: August 8, 1997
Science & Technology Fund
Small Cap Index Fund
Stock Index Fund


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                                   SCHEDULE B
                                   ----------

                        SEPARATE ACCOUNTS AND CONTRACTS+
                        -------------------------------

                            (As of December 1, 2003)


Name of Separate Account and                 Form Numbers and Names of Contracts
Date Established by Board of Directors       Funded by Separate Account
-------------------------------------------  -----------------------------------

The United States Life Insurance Company in  Form No:
   The City of New York                      -------
   Separate Account USL VA-R                 98505N
   Established: August 8, 1997
                                             Name of Contact:
                                             ---------------
                                             Select Reserve/SM/ Flexible Payment
                                             Variable and Fixed Individual
                                             Deferred Annuity

                                             Form No:
                                             -------
                                             03017N

                                             Name of Contract:
                                             ----------------
                                             Platinum Investor/SM/ Immediate
                                             Variable Annuity
                                             Single Premium Immediate Variable
                                             Annuity

The United States Life Insurance Company in  Form No:
   The City of New York                      -------
   Separate Account USL VL-R                 97600N
   Established: August 8, 1997
                                             Name of Contract:
                                             ----------------
                                             Platinum Investor Flexible Premium
                                             Variable Life Insurance Policies

                                             Form No:
                                             -------
                                             99206N

                                             Name of Contract:
                                             ----------------
                                             Platinum Investor Survivor Last
                                             Survivor Flexible Premium Variable
                                             Life Insurance Policies


+The parties hereto agree that this Schedule B may be revised and replaced as necessary to accurately reflect the Separate Accounts and Contracts covered under this Agreement.